As filed with the Securities and Exchange Commission on September 18, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

NEOS ETF Trust

(Name of Registrant as Specified in Its Charter)

Not Applicable

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Podcast Voting Reminder Script

Podcast (Spoken): Quick reminder – if you own any NEOS ETFs like SPYI, QQQI, BTCI or any other NEOS ETFs, PLEASE VOTE YOUR SHARES. By voting your shares, you can help ensure NEOS ETFs continue to be managed by the same team while supporting future innovation with the resources and capabilities of Goldman Sachs Asset Management.

YOUR VOTE MATTERS. Call 866-206-8173 to vote your shares. I'm very much excited for the next chapter of NEOS and their ability to continue introducing and managing innovative ETFs.

Again, vote your shares by calling 866-206-8173 or visit neosfunds.com/vote for more information. Your vote is incredibly important and the process is quick and easy.

Disclosure (shown on screen at end of podcast):

(Included in post description)

This content is sponsored by NEOS Investment Management, LLC (“NEOS”). This content is for informational purposes only, and is not personalized investment, tax, or legal advice, and does not constitute an offer to buy or sell any security. Investing involves risk, including possible loss of principal. Before investing, carefully review the NEOS ETFs prospectus at neosfunds.com.

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The Goldman Sachs Group, Inc. ("Goldman Sachs") has entered into an agreement to acquire NEOS Investments LLC, the parent company of NEOS. NEOS serves as investment adviser for the series of NEOS ETF Trust (the "Trust," and the series thereof, the "Funds"). In connection with the acquisition, shareholders of the Funds will be asked to approve: (1) a new investment advisory agreement between the Trust, on behalf of each Fund, and NEOS; and (2) the election of nominees to the Board of Trustees of the Trust (the "Proposals").

The Trust and its trustees, officers and nominees for trustees, NEOS and its affiliates and their officers and employees, and other persons, including Goldman Sachs and certain of its affiliates, are considered participants in the solicitation of votes (the "Participants") in the proxy statement for the Proposals. More detailed information regarding the Participants, including a description of their direct and indirect interests in the proposed transaction, by security holdings or otherwise, is included in the proxy statement and other relevant documents filed with the SEC. The author of this content has an ongoing arrangement with NEOS pursuant to which NEOS compensates the author for its content; however, the author is not receiving any additional or incremental compensation for making this particular post or for proxy solicitation.

Investors and security holders are strongly advised to read the proxy statement and the related materials on Schedule 14A that have been filed by the Trust with the SEC, because they contain important information. These documents are available at no charge on the SEC's website at www.sec.gov. In addition, a copy of the proxy statement may be obtained free of charge at www.neosfunds.com.

These materials may contain forward-looking statements relating to the business and financial outlook of the Funds that are based on the Funds’ current expectations, estimates, forecasts and projections and are not guarantees of future performance. There is no assurance that a Fund will achieve its investment objective. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in these materials.